INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement on Form N-14 of the Integrity Managed Portfolios of our report for Maine TaxSaver Bond Fund and New Hampshire TaxSaver Bond Fund dated May 16, 2003 in the Combined Proxy Statement and Prospectus which constitutes part of this Registration Statement.

We also consent to the reference to us under the headings “Financial Highlights” and “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 5, 2003